Exhibit 4.6
TWENTY-FOURTH SUPPLEMENTAL INDENTURE
SUBSIDIARY GUARANTEES
TWENTY-FOURTH SUPPLEMENTAL INDENTURE (this “Supplemental Indenture”), dated as of February 25, 2026, among the subsidiary guarantors listed on Schedule 1 hereto (the “Guaranteeing Subsidiaries”), Vistra Operations Company LLC, a Delaware limited liability company (the “Company”), the other subsidiary guarantors party hereto and Wilmington Trust, National Association, as trustee under the indenture referred to below (the “Trustee”).
W I T N E S S E T H
WHEREAS, the Company has heretofore executed and delivered to the Trustee (i) that certain Indenture (the “Base Indenture”), dated as of June 11, 2019, among the Company and the Trustee, (ii) that certain Supplemental Indenture (the “First Supplement”), dated as of June 11, 2019, among the Company, the Subsidiary Guarantors party thereto and the Trustee, providing for the original issuance of an aggregate principal amount of $1,200,000,000 of 3.55% Senior Secured Notes due 2024 and aggregate principal amount of $800,000,000 of 4.30% Senior Secured Notes due 2029 (the “2029 Notes”), (iii) that certain Fourth Supplemental Indenture, dated as of November 15, 2019, among the Company, the Subsidiary Guarantors party thereto and the Trustee, providing for the issuance of $800,000,000 of 3.70% Senior Secured Notes due 2027 (the “2027 Notes”) (the “Fourth Supplement”), (iv) that certain Fourteenth Supplemental Indenture, dated as of September 26, 2023, among the Company, the Subsidiary Guarantors party thereto and the Trustee, providing for the issuance of an aggregate principal amount of $1,050,000,000 of 6.950% Senior Secured Notes due 2033 (the “2033 Notes”) (the “Fourteenth Supplement”), (v) that certain Seventeenth Supplemental Indenture, dated as of April 12, 2024, among the Company, the Subsidiary Guarantors party thereto and the Trustee, providing for the issuance of an aggregate principal amount of $500,000,000 of 6.000% Senior Secured Notes due 2034 (the “2034 6.000% Notes”) (the “Seventeenth Supplement”), (vi) that certain Eighteenth Supplemental Indenture, dated as of December 4, 2024, among the Company, the Subsidiary Guarantors party thereto and the Trustee, providing for the issuance of an aggregate principal amount of $500,000,000 of 5.050% Senior Secured Notes due 2026 (the “2026 Notes”) and aggregate principal amount of $750,000,000 of 5.700% Senior Secured Notes due 2034 (the “2034 5.700% Notes”) (the “Eighteenth Supplement”), (vii) that certain Twenty-First Supplemental Indenture, dated as of October 10, 2025, among the Company, the Subsidiary Guarantors party thereto and the Trustee, providing for the issuance of an aggregate principal amount of $750,000,000 of 4.300% Senior Secured Notes due 2028 (the “2028 Notes”), an aggregate principal amount of $500,000,000 of 4.600% Senior Secured Notes due 2030 (the “2030 Notes”) and an aggregate principal amount of $750,000,000 of 5.250% Senior Secured Notes due 2035 (the “2035 Notes”) (the “Twenty-First Supplement”) and (viii) that certain Twenty-Third Supplemental Indenture, dated as of January 22, 2026, among the Company, the Subsidiary Guarantors party thereto and the Trustee, providing for the issuance of an aggregate principal amount of $1,000,000,000 of 4.700% Senior Secured Notes due 2031 (the “2031 Notes”) and an aggregate principal amount of $1,250,000,000 of 5.350% Senior Secured Notes due 2036 (the “2036 Notes” and, collectively with the 2029 Notes, the 2027 Notes, the 2033 Notes, the 2034 6.000% Notes, the 2026 Notes, the 2034 5.700% Notes, the 2028 Notes, the 2030 Notes, the 2035 Notes and the 2031 Notes, the “Notes”) (the “Twenty-Third Supplement” and, collectively with the Base Indenture, the First Supplement, the Fourth Supplement, the Fourteenth Supplement, the Seventeenth Supplement, the Eighteenth Supplement and the Twenty-First Supplement, the “Indenture”);

WHEREAS, the Indenture provides that under certain circumstances the Guaranteeing Subsidiaries shall execute and deliver to the Trustee a supplemental indenture pursuant to which the Guaranteeing Subsidiaries shall unconditionally guarantee all of the Company’s Obligations under the Notes and the Indenture; and
WHEREAS, pursuant to Section 9.01 of the Base Indenture and Sections 4.07 and 9.01 of the First Supplement, the Fourth Supplement, the Fourteenth Supplement, the Seventeenth Supplement, the Eighteenth Supplement, the Twenty-First Supplement and the Twenty-Third Supplement, the Trustee, the Company and the other Subsidiary Guarantors are authorized and required to execute and deliver this Supplemental Indenture.
NOW THEREFORE, in consideration of the foregoing and for good and valuable consideration, the receipt of which is hereby acknowledged, the Guaranteeing Subsidiaries, the Trustee, the Company and the other Subsidiary Guarantors mutually covenant and agree for the equal and ratable benefit of the Holders of the Notes as follows:
1. Capitalized Terms. Unless otherwise defined in this Supplemental Indenture, capitalized terms used herein without definition shall have the meanings assigned to them in the Base Indenture, the First Supplement, the Fourth Supplement, the Fourteenth Supplement, the Seventeenth Supplement, the Eighteenth Supplement, the Twenty-First Supplement or the Twenty-Third Supplement, as applicable.
2. Agreement to be Bound; Guarantee. The Guaranteeing Subsidiaries hereby become party to the Indenture as Subsidiary Guarantors and as such will have all of the rights and be subject to all of the Obligations and agreements of Subsidiary Guarantors under the Indenture. The Guaranteeing Subsidiaries hereby agree to be bound by all of the provisions of the Indenture applicable to Subsidiary Guarantors and to perform all of the Obligations and agreements of Subsidiary Guarantors under the Indenture. In furtherance of the foregoing, the Guaranteeing Subsidiaries shall be deemed Subsidiary Guarantors for purposes of Article 10 of the First Supplement, the Fourth Supplement, the Fourteenth Supplement, the Seventeenth Supplement, the Eighteenth Supplement, the Twenty-First Supplement and the Twenty-Third Supplement, including, without limitation, Section 10.02 thereof.
3. NEW YORK LAW TO GOVERN. THIS SUPPLEMENTAL INDENTURE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.
4. Counterparts. The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.
5. Effect of Headings. The Section headings herein are for convenience only and shall not affect the construction hereof.
6. The Trustee. The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Supplemental Indenture or for or in respect of the recitals contained herein, all of which recitals are made solely by the Guaranteeing Subsidiaries and the Company.
7. Ratification of Indenture; Supplemental Indenture Part of Indenture. Except as expressly amended hereby, the Indenture is in all respects ratified and confirmed and all the terms, conditions and provisions thereof shall remain in full force and effect. This Supplemental Indenture shall form a part of
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the Indenture for all purposes, and every Holder of Notes heretofore or hereafter authenticated and delivered shall be bound hereby.
[Signature Page Follows]
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IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed and attested, all as of the date first above written.

Beaver Falls Energy Storage, LLC
Beaver Falls, L.L.C.
Carneys Point Energy Storage, L.L.C.
Edgewater Generation Holdings, L.L.C.
Edgewater Generation, L.L.C.
Fairless Energy, L.L.C.
Garrison Energy Center LLC
Geranium Energy Storage I, L.L.C.
Geranium Energy Storage II, L.L.C.
Greenleaf Energy Unit 2 LLC
Hazleton Generation LLC
Hazleton Holdco, L.L.C
Logan Energy Storage, L.L.C.
Manchester Street, L.L.C.
NatGas California, L.L.C.
NatGas Greenleaf Holdings, L.L.C.
SBF New York, L.L.C.
SBFH Holdco, L.L.C.
Syracuse Energy Storage, LLC
Syracuse, L.L.C.
Verbena Energy Storage, L.L.C.,
as the Guaranteeing Subsidiaries
By:    /s/ William M. Quinn
Name:    William M. Quinn
Title:    Senior Vice President and Treasurer
Vistra Operations Company LLC,
as the Company
By:    /s/ William M. Quinn
Name:    William M. Quinn
Title:    Senior Vice President and Treasurer

Ambit California, LLC
Ambit Energy Holdings, LLC
Ambit Holdings, LLC
Ambit Illinois, LLC
Ambit Marketing, LLC
Ambit Midwest, LLC
Ambit New York, LLC
[Signature Page to Twenty-Fourth Supplemental Indenture]

Ambit Northeast, LLC
Ambit Texas, LLC
Angus Solar, LLC
Bellingham Power Generation LLC
Big Brown Power Company LLC
Big Sky Gas Holdings, LLC
Big Sky Gas LLC
Blackstone Power Generation LLC
BlueGen 1 LLC
BlueNet Holdings, LLC
Calumet Energy Team, LLC
Casco Bay Energy Company, LLC
Coffeen and Western Railroad Company
Coleto Creek Energy Storage LLC
Coleto Creek Power, LLC
Comanche Peak Power Company LLC
Connecticut Gas & Electric, LLC
Core Solar SPV I, LLC
Crius Energy Holdings, LLC
Crius Energy, LLC
Crius Solar Fulfillment, LLC
Dallas Power & Light Company, Inc.
Deer Creek Solar I LLC
Dicks Creek Power Company LLC
Dynegy Coal Holdco, LLC
Dynegy Coal Trading & Transportation, L.L.C.
Dynegy Conesville, LLC
Dynegy Energy Services (East), LLC
Dynegy Energy Services Mid-Atlantic, LLC (f/k/a Everyday Energy NJ, LLC)
Dynegy Energy Services, LLC
Dynegy Killen, LLC
Dynegy Marketing and Trade, LLC
Dynegy Midwest Generation, LLC
Dynegy Operating Company
Dynegy Power Marketing, LLC
Dynegy Resources Generating Holdco, LLC
Dynegy South Bay, LLC
Dynegy Stuart, LLC
Edwards Energy Storage Phase 2 LLC
Energy Harbor Generation LLC
Energy Harbor Holdings LLC (f/k/a Energy Harbor Corp.)
Energy Harbor LLC
Energy Harbor Nuclear Generation LLC
Energy Rewards, LLC
Energy Services Providers, LLC
Ennis Power Company, LLC
EquiPower Resources Corp.
[Signature Page to Twenty-Fourth Supplemental Indenture]

Everyday Energy, LLC
Fayette Power Company LLC
Forest Grove Solar LLC
Fort Massac Energy Storage LLC
Freedomgen 1 LLC
Generation SVC Company
Hanging Rock Power Company LLC
Hays Energy, LLC
Hopewell Power Generation, LLC
Illinois Power Generating Company
Illinois Power Marketing Company, LLC
Illinois Power Resources Generating, LLC
Illinois Power Resources, LLC
Illinova Corporation
IPH, LLC
Kendall Power Company LLC
Kincaid Generation, L.L.C.
Kincaid Island Solar LLC
La Frontera Holdings, LLC
Lake Road Generating Company, LLC
Liberty Electric Power, LLC
Lone Star Energy Company, Inc.
Lone Star Pipeline Company, Inc.
Luminant Administrative Services Company
Luminant Coal Generation LLC
Luminant Commercial Asset Management LLC
Luminant Energy Company LLC
Luminant Energy Trading California Company
Luminant ET Services Company LLC
Luminant Gas Imports LLC
Luminant Generation Company LLC
Luminant Mining Company LLC
Luminant Power Generation, LLC
Luminant Power LLC
Massachusetts Gas & Electric, LLC
Masspower, LLC
Miami Fort Power Company LLC
Midlothian Energy, LLC
Milford Power Company, LLC
Morro Bay Energy Storage 1, LLC
Morro Bay Energy Storage 2, LLC
Morro Bay Power Company LLC
Moss Landing Energy Storage 4, LLC
Moss Landing Power Company LLC
NCA Land Holdings, LLC (f/k/a Maroon Farmer, LLC)
NCA Resources Development Company LLC
NEPCO Services Company
Northeastern Power Company
[Signature Page to Twenty-Fourth Supplemental Indenture]

Oak Grove Management Company LLC
Oak Hill Solar II LLC
Oakland Energy Storage 1, LLC
Oakland Energy Storage 2, LLC
Oakland Energy Storage 3, LLC
Oakland Power Company LLC
Ontelaunee Power Operating Company, LLC
Pleasants Corp.
Pleasants Energy, LLC
Pleasants LLC
Public Power & Utility of Maryland, LLC
Public Power & Utility of NY, LLC
Public Power, LLC (a Connecticut limited liability company)
Public Power, LLC (PA-3911142, a Pennsylvania limited liability company)
Public Power, LLC (PA-3933152, a Pennsylvania limited liability company)
Regional Energy Holdings, LLC
Sandow Power Company LLC
Sayreville Power Generation LP
Sayreville Power GP Inc.
Sayreville Power Holdings LLC
Sithe Energies, Inc.
Sithe/Independence LLC
Southwestern Electric Service Company, Inc.
Texas Electric Service Company, Inc.
Texas Energy Industries Company, Inc.
Texas Power & Light Company, Inc.
Texas Utilities Company, Inc.
Texas Utilities Electric Company, Inc
TriEagle 1, LLC
TriEagle 2, LLC
TriEagle Energy LP
Trinidad Power Storage LLC
TXU Electric Company, Inc.
TXU Energy Retail Company LLC
U.S. Gas & Electric, LLC
USG&E Solar, LLC
Value Based Brands LLC
Veazie Energy Storage LLC
Verengo, LLC
Viridian Energy NY, LLC
Viridian Energy Ohio LLC
Viridian Energy PA LLC
Viridian Energy, LLC
Viridian International Management LLC
Viridian Network, LLC
Vision Trading Company LLC
[Signature Page to Twenty-Fourth Supplemental Indenture]

Vistra Asset Company LLC
Vistra Corporate Services Company
Vistra EP Properties Company
Vistra Finance Corp.
Vistra Insurance Solutions LLC
Vistra Nuclear Operations Company (f/k/a Energy Harbor Nuclear Corp.)
Vistra Preferred, LLC
Vistra Retail Operations Company, LLC (f/k/a TXU Retail Services Company, LLC)
Vistra Vision Holdings I LLC
Vistra Vision Holdings II LLC
Vistra Vision LLC
Vistra Vision Management LLC
Vistra Zero 2.0, LLC
Vistra Zero LLC
Volt Asset Company, LLC
VZ Development LLC
Washington Power Generation LLC
Wise County Power Company, LLC
Wise-Fuels Pipeline, Inc.
Zimmer Power Company LLC,
as Subsidiary Guarantors

By:    /s/ William M. Quinn
Name:    William M. Quinn
Title:    Senior Vice President and Treasurer
[Signature Page to Twenty-Fourth Supplemental Indenture]

WILMINGTON TRUST, NATIONAL ASSOCIATION,
as the Trustee
By:    /s/ Latoya S. Elvin
Name:    Latoya S. Elvin
Title:    Vice President
[Signature Page to Twenty-Fourth Supplemental Indenture]

SCHEDULE I

GUARANTEEING SUBSIDIARIES

#	Name	Jurisdiction
1.	Beaver Falls Energy Storage, LLC	Delaware
2.	Beaver Falls, L.L.C.	Delaware
3.	Carneys Point Energy Storage, L.L.C.	Delaware
4.	Edgewater Generation Holdings, L.L.C.	Delaware
5.	Edgewater Generation, L.L.C.	Delaware
6.	Fairless Energy, L.L.C.	Delaware
7.	Garrison Energy Center LLC	Delaware
8.	Geranium Energy Storage I, L.L.C.	Delaware
9.	Geranium Energy Storage II, L.L.C.	Delaware
10.	Greenleaf Energy Unit 2 LLC	Delaware
11.	Hazleton Generation LLC	Delaware
12.	Hazleton Holdco, L.L.C	Delaware
13.	Logan Energy Storage, L.L.C.	Delaware
14.	Manchester Street, L.L.C.	Delaware
15.	NatGas California, L.L.C.	Delaware
16.	NatGas Greenleaf Holdings, L.L.C.	Delaware
17.	SBF New York, L.L.C.	Delaware
18.	SBFH Holdco, L.L.C.	Delaware
19.	Syracuse Energy Storage, LLC	Delaware
20.	Syracuse, L.L.C.	Delaware
21.	Verbena Energy Storage, L.L.C.	Delaware